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                                                        Exhibit (h)(20)


                     Nicholas-Applegate Institutional Funds
                          600 West Broadway, 30th Floor
                           San Diego, California 92101


                                  May 17, 2002


Nicholas-Applegate Capital Management
600 West Broadway, 29th Floor
San Diego, California 92101


Ladies and Gentlemen:

This will confirm our agreement pursuant to which Nicholas-Applegate Capital Management (the "Adviser") will waive its fees and absorb other operating expenses of various series of the Nicholas-Applegate Institutional Funds so that total operating expenses, excluding taxes, interest, brokerage and the expenses incurred from the creation and operation of the Mauritius entity, do not exceed the percentages set forth on the following page through March 31, 2003. In subsequent years, overall operating expenses for each series will not fall below the applicable percentage limitation until the Adviser has been fully reimbursed for fees foregone and expenses paid under this Agreement, as each series will reimburse the Adviser in subsequent years when operating expenses (before reimbursement) are less than the applicable percentage limitation.


                                     Very truly yours,



                                     ----------------------
                                     Deborah A. Wussow
                                     Assistant Secretary



AGREED:
Nicholas-Applegate Capital Management



By:        ____________________________
           Charles H. Field, Jr.
           Deputy General Counsel

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                               EXPENSE LIMITATIONS


Emerging Growth                           Class I                       1.25%
                                          Class R                       1.50%

U.S. Equity Growth                        Class I                       1.00%
                                          Class R                       1.25%

U.S. Large Cap Select Growth              Class I                       0.90%
                                          Class R                       1.15%

Large Cap Value                           Class I                       0.85
                                          Class R                       1.10%

Emerging Countries                        Class I                       1.50%
                                          Class R                       1.75%

International Core Growth                 Class I                       1.15%
                                          Class R                       1.40%

Growth Discovery                          Class I                       1.56%

Global Technology                         Class I                       1.40%

International Growth Opportunities        Class I                       1.40%
                                          Class R                       1.65%

Worldwide Growth                          Class I                       1.00%
                                          Class R                       1.25%

Convertible                               Class I                       1.00%

Global Select                             Class I                       1.05%
                                          Class R                       1.30%

Global Health Care                        Class I                       1.40%

High Yield Bond                           Class I                       0.75%
                                          Class R                       1.00%

International Structured                  Class I                       1.25%

Value Opportunities                       Class I                       1.30%